UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) January 25, 2016

Jones Lang LaSalle Income Property Trust, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-51948	20-1432284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

333 West Wacker Drive, Chicago, IL		60606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (312) 897-4000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events.

Tax Treatment of Distributions
For the year ended December 31, 2015, we paid distributions to our stockholders of approximately $24,429,000. For income tax purposes, 100% of the distributions paid in 2015 will qualify as a nondividend distribution or return of capital. The distribution declared on November 5, 2015, payable on February 5, 2016, will be taxable in 2016 and is not reflected in the 2015 tax allocation.

The table below summarizes the income tax treatment of distributions paid to Class A stockholders during the year ended December 31, 2015:

Record Date	Payment Date	Net Distribution per share (1)	Ordinary Income		Capital Gain Income		Return of Capital
12/30/2014	2/6/2015	$0.09345	$—	—%	$—	—%	$0.09345	100.00%
3/30/2015	5/1/2015	0.09447	—	—	—	—	0.09447	100.00
6/29/2015	8/7/2015	0.09557	—	—	—	—	0.09557	100.00
9/29/2015	11/6/2015	0.09501	—	—	—	—	0.09501	100.00
Total		$0.37850	$—	—%	$—	—%	$0.37850	100.00%
(1) Distributions per share are net of dealer manager fees of 1.05% of net asset value.

The table below summarizes the income tax treatment of distributions paid to Class M stockholders during the year ended December 31, 2015:

Record Date	Payment Date	Net Distribution per share (2)	Ordinary Income		Capital Gain Income		Return of Capital
12/30/2014	2/6/2015	$0.11190	$—	—%	$—	—%	$0.11190	100.00%
3/30/2015	5/1/2015	0.11209	—	—	—	—	0.11209	100.00
6/29/2015	8/7/2015	0.11218	—	—	—	—	0.11218	100.00
9/29/2015	11/6/2015	0.11203	—	—	—	—	0.11203	100.00
Total		$0.44820	$—	—%	$—	—%	$0.44820	100.00%
(2) Distributions per share are net of dealer manager fees of 0.30% of net asset value.

The table below summarizes the income tax treatment of distributions paid to Class A-I stockholders during the year ended December 31, 2015:

Record Date	Payment Date	Total Distribution per share (3)	Ordinary Income		Capital Gain Income		Return of Capital
12/30/2014	2/6/2015	$0.11255	$—	—%	$—	—%	$0.11255	100.00%
3/30/2015	5/1/2015	0.11223	—	—	—	—	0.11223	100.00
6/29/2015	8/7/2015	0.11221	—	—	—	—	0.11221	100.00
9/29/2015	11/6/2015	0.11209	—	—	—	—	0.11209	100.00
Total		$0.44908	$—	—%	$—	—%	$0.44908	100.00%
(3) Distributions per share are net of dealer manager fees of 0.30% of net asset value.

The table below summarizes the income tax treatment of distributions paid to Class M-I stockholders during the year ended December 31, 2015:

Record Date	Payment Date	Total Distribution per share (4)	Ordinary Income		Capital Gain Income		Return of Capital
12/30/2014	2/6/2015	$0.11897	$—	—%	$—	—%	$0.11897	100.00%
3/30/2015	5/1/2015	0.11935	—	—	—	—	0.11935	100.00
6/29/2015	8/7/2015	0.11883	—	—	—	—	0.11883	100.00
9/29/2015	11/6/2015	0.11877	—	—	—	—	0.11877	100.00
Total		$0.47592	$—	—%	$—	—%	$0.47592	100.00%
(4) Distributions per share are net of dealer manager fees of 0.05% of net asset value.

Stockholders are advised to consult with their tax advisor about the specific tax treatment of distributions we paid.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
JONES LANG LASALLE INCOME PROPERTY TRUST, INC.

By:     /s/ GREGORY A. FALK
Name: Gregory A. Falk
Title: Chief Financial Officer and Treasurer

Date: January 25, 2016